Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 and in the registration statement on Form S-3 (File No. 333-43573) of our reports dated January 12, 2001, with respect to Hospitality Properties Trust, March 28, 2001, with respect to HMH HPT Courtyard LLC, and February 23, 2001, with respect to CCMH Courtyard I LLC, all included in Hospitality Properties Trust's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in these registration statements.


                                                         /s/ Arthur Andersen LLP
                                                         Arthur Andersen LLP

Vienna, Virginia
March 4, 2002